SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

    (Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934)

        Date of Report (Date of earliest event reported) March 28, 1998

                               CYLINK CORPORATION
             (Exact name of registrant as specified in its charter)


          California                       0-27742              95-3891600
(State or other jurisdiction of          (Commission         (I.R.S. Employer
 incorporation or organization)          File Number)        Identification No.)


                                910 Hermosa Court
                          Sunnyvale, California 94089
                    (Address of principal executive offices)


                                 (408) 735-5800
              (Registrant's telephone number, including area code)

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Item 2. Acquisition of Disposition of Assets

        Pursuant to that certain Asset Purchase Agreement, dated March 27, 1998, as amended, between P-Com, Inc., a Delaware corporation, and Cylink Corporation, on March 28, 1998, the Registrant transferred all of the assets and accounts payable, as defined in the agreement, excluding accounts receivable, of its Wireless Communications Group to P-Com, Inc. On April 1, 1998, accounts receivable of the Wireless Communications Group were transferred to P-Com, Inc. Consideration for this asset purchase was $60.5 million, subject to final closing adjustments, consisting of $46.0 million in cash and a promissory note in the amount of $14.5 million due 100 days after closing.

Item 7. Financial Statements and Exhibits

(b)     Pro Forma Financial Information.

        The disposition of the Wireless Communications Group is fully reflected in the consolidated financial statements and notes thereto in the Registrant's 1997 Form 10-K filed March 31, 1998.

(c)     Exhibits.

        2.4 Asset Purchase Agreement, dated as of March 13, 1998, by and between P-Com, Inc., and Cylink Corporation.

        2.5 Amendment to the Asset Purchase Agreement, dated as of March 13, 1998, by and between P-Com, Inc., and Cylink Corporation.

        2.6    Amendment  No. 2 to the  Asset  Purchase  Agreement,  dated as of
               March  27,  1998,  by  and  between   P-Com,   Inc.,  and  Cylink
               Corporation.

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

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 13, 1998                          CYLINK CORPORATION

                                               By: /s/ JOHN H. DAWS
                                                   ---------------------------
                                                   John H. Daws
                                                   Vice President of Finance
                                                   and Administration and
                                                   Chief Financial Officer
                                                   (Duly Authorized Officer and
                                                   Principal Financial Officer)

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